EX-28.a.7

BRIDGEWAY FUNDS, INC.

ARTICLES SUPPLEMENTARY

Bridgeway Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Board of Directors has:

(a) designated and classified the 120,454,878.59 of the authorized shares of the Aggressive Investors 2 Fund Class N class of capital stock that remain after the Corporation’s Articles of Amendment effective as of 8:59 a.m. Eastern Time on June 4, 2012, all of which are unissued, into undesignated and unclassified shares of the capital stock of the Corporation;

(b) designated and classified the 6,888,827.51 of the authorized shares of the Micro-Cap Limited Fund, Class N class of capital stock that remain after the Corporation’s Articles of Amendment effective as of 8:59 a.m. Eastern Time on June 4, 2012, all of which are unissued, into undesignated and unclassified shares of the capital stock of the Corporation;

(c) designated and classified the 40,000,000 shares of each of (i) the Small Cap Growth Fund, Class R class of capital stock, (ii) the Small Cap Value Fund, Class R class of capital stock, and (iii) the Large Cap Growth Fund, Class R class of capital stock, all of which are unissued, into undesignated and unclassified shares of the capital stock of the Corporation; and

(d) decreased the aggregate number of undesignated and unclassified shares of capital stock that the Corporation has the authority to issue by 72,343,706.0990.

SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 1,987,343,706.0990 shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of $1,987,343.7061, which shares were designated and classified as follows:

Class	Number of Shares Classified and Designated
Aggressive Investors 1 Fund Class N	100,000,000

Aggressive Investors 2 Fund Class N	120,454,878.5890

Ultra-Small Company Fund Class N	15,000,000

Ultra-Small Company Market Fund Class N	100,000,000

Micro-Cap Limited Fund Class N	6,888,827.5100

Small-Cap Growth Fund Class N	100,000,000

Small-Cap Growth Fund Class R	40,000,000

Small-Cap Value Fund Class N	100,000,000

Small-Cap Value Fund Class R	40,000,000

Large-Cap Growth Fund Class N	100,000,000

Large-Cap Growth Fund Class R	40,000,000

Blue-Chip 35 Index Fund Class N	130,000,000

Managed Volatility Fund Class N	50,000,000

Small-Cap Momentum Fund Class N	100,000,000

Omni Tax-Managed Small-Cap Value Fund Class N	100,000,000

Omni Small-Cap Value Fund Class N	100,000,000

Undesignated	745,000,000

(b) Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue 1,915,000,000 shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of $1,915,000, which shares will be designated and classified as follows:

Class	Number of Shares Classified and Designated
Aggressive Investors 1 Fund Class N	100,000,000

Ultra-Small Company Fund Class N	15,000,000

Ultra-Small Company Market Fund Class N	100,000,000

Small-Cap Growth Fund Class N	100,000,000

Small-Cap Value Fund Class N	100,000,000

Large-Cap Growth Fund Class N	100,000,000

Blue-Chip 35 Index Fund Class N	130,000,000

Managed Volatility Fund Class N	50,000,000

Small-Cap Momentum Fund Class N	100,000,000

Omni Tax-Managed Small-Cap Value Fund Class N	100,000,000

Omni Small-Cap Value Fund Class N	100,000,000

Undesignated	920,000,000

THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FOURTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on August 30, 2012, duly authorized and adopted resolutions designating and classifying the capital stock as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Bridgeway Funds, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 30th day of August, 2012; and its President acknowledges that these Articles Supplementary are the act of Bridgeway Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	BRIDGEWAY FUNDS, INC.

/s/ Debbie Hanna	/s/ Michael D. Mulcahy
Debbie Hanna, Secretary	Michael D. Mulcahy, President

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